As filed with the Securities and Exchange Commission on June 28, 2018

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MEDICINE MAN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	46-5289499
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of Principal Executive Offices) (Zip Code)

MEDICINE MAN TECHNOLOGIES, INC. 2017 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Brett Roper, Chief Executive Officer

MEDICINE MAN TECHNOLOGIES, INC.

4880 Havana Street

Suite 201

Denver, CO 80239

(Name and Address of Agent for Service)

(303) 371-0387

(Telephone Number of Agent for Service)

COPIES TO:

Andrew I. Telsey, Esq.

Andrew I. Telsey, P.C.

12835 E. Arapahoe Road

Tower 1 Penthouse #803

Centennial, Colorado 80112

(303) 768-9221

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000	$1.50	$3,000,000	$373.50
Total	2,000,000		$3,000,000	$373.50

(1)	Pursuant to Rule 416, for each of the amounts indicated, this registration statement also covers an indeterminate number of additional shares of Common Stock which may become available for issuance to cover possible adjustments under the aforementioned plan, for example, by reason of stock dividends, stock splits, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company’s common stock on the OTCQB on June 26, 2018.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the SEC to register 2,000,000 additional shares of common stock available for issuance under the 2017 Equity Incentive Plan. The Registrant’s Board of Directors and stockholders have each approved such increase in the number of shares available for issuance under the Plan.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on June 12, 2017 (Registration No. 333-218662,

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, all of which were previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed on March 27, 2018, as amended March 30, 2018

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 as filed on May 3, 2018.

3.	The Company’s Definitive Proxy Statement on Schedule 14A filed on May 7, 2018.

4.	The Company’s Current Reports on Form 8-K filed on January 19, 2018, December 19, 2017, November 30, 2017, November 21, 2017 and November 13, 2017

5.	The description of the Company’s common stock, par value $0.001 per share contained in our Registration Statement on Form S-8, dated and filed with the SEC on June 12, 2017, and any amendment or report filed with the SEC for the purpose of updating the description

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8.	EXHIBITS

The following exhibits are attached to this registration statement:

3.1	Articles of Incorporation **
3.2	Bylaws **
3.3	Amendment to Bylaws **
3.4	Articles of Amendment to Articles of Incorporation **
4.1	MEDICINE MAN TECHNOLOGIES, INC. 2017 Equity Incentive Plan, as amended*
5.1	Opinion of Andrew I. Telsey, P.C.*
23.1	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1)*
23.2	Consent of B F Borgers CPA PC*

* Filed herewith

** Previously filed in our S-1 Registration Statement filed with the SEC on April 14, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 28, 2018.

MEDICINE MAN TECHNOLOGIES, INC.

By: /s/ Brett Roper
Brett Roper, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature______________________

Signature	Title	Date

/s/ Brett Roper	Chief Executive Officer and Director	June 28, 2018
Brett Roper

/s/ Andrew Williams	Director	June 28, 2018
Andrew Williams

/s/ Jim Toreson	Director	June 28, 2018
Jim Toreson

/s/ Charles Haupt	Director	June 28, 2018
Charles Haupt

/s/ Paul Dickman	Director	June 28, 2018
Paul Dickman

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation **
3.2	Bylaws **
3.3	Amendment to Bylaws **
3.4	Articles of Amendment to Articles of Incorporation **
4.1	MEDICINE MAN TECHNOLOGIES, INC. 2017 Equity Incentive Plan, as amended*
5.1	Opinion of Andrew I. Telsey, P.C.*
23.1	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1)*
23.2	Consent of B F Borgers CPA PC*

* Filed herewith

** Previously filed in our S-1 Registration Statement filed with the SEC on April 14, 2015.

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